EXHIBIT 10.5

URS Corporation

Restricted Stock Unit Award

Grant Notice
(2008 Equity Incentive Plan)

URS Corporation (the “Company”), pursuant to its 2008 Equity Incentive Plan (the “Plan”), hereby grants to Participant rights (“Units”) to receive the number of shares of the Company’s Common Stock described below in “Determination of Actual Award” (“Award”).  This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement, the Plan and the document titled “Performance Goals and Actual Awards,” each of which are attached hereto and incorporated herein in their entirety.  Defined terms not explicitly defined in this Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

Participant:	______________
Date of Grant:	______________
Vesting Commencement Date:	______________
Target Number of Units Subject to Award: (“Target Award”)	______________
Maximum Number of Units Subject to Award: (“Maximum Award”)	200% of Target Award

Determination of Actual Award:  One Unit shall represent the right to receive one share of the Company’s Common Stock.  The actual number of Units subject to the Award (the “Actual Award”) will be equal to a percentage of the Target Award specified above, which shall be determined by the level of achievement by the Company of a net income goal measured on a cumulative basis for the two-year period consisting of the fiscal year of the Date of Grant and the following fiscal year, as set forth in the document titled “Performance Goals and Actual Awards” attached hereto; provided, however, that (i) if the Company has not met a total shareholder return (“TSR”) goal for the three-year period consisting of the fiscal year of the Date of Grant and the following two fiscal years, as set forth in the document titled “Performance Goals and Actual Awards” attached hereto, such Actual Award shall not exceed the Target Award specified above, and (ii) if the Company has met or exceeded such TSR goal for such three-year period, such Actual Award shall not exceed the Maximum Award specified above.  For purposes of the foregoing, such net income goal and TSR goal shall be established by the Compensation Committee of the Board of Directors (the “Committee”) during the first quarter of the fiscal year of the Date of Grant, and the achievement of such net income goal and TSR goal shall be subject to confirmation by the Committee after the audited financial results for the applicable period have been prepared by the Company, in the Committee’s sole discretion acting pursuant to the terms of the Plan (including, but not limited to, Section 2(ii) regarding permissible adjustments in the method of calculating the attainment of Performance Goals).

Vesting Schedule:  100% of the Units subject to the Actual Award shall vest on the third anniversary of the Vesting Commencement Date, provided that (i) Participant’s Continuous Service has not terminated prior to such vesting date, and (ii) the Company has achieved a level equal to at least 95% of the net income goal described in “Determination of Actual Award” above.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Unit Award Agreement, the Plan and the document titled “Performance Goals and Actual Awards” attached hereto.  Participant further acknowledges that this Grant Notice, the Restricted Stock Unit Award Agreement, the Plan and the document titled “Performance Goals and Actual Awards” attached hereto set forth the entire understanding between Participant and the Company regarding the award of the Units and the underlying

Common Stock and supersede all prior oral and written agreements on that subject with the exception of awards previously granted and delivered to Participant under the Plan.
URS Corporation	Participant
By: __________________________________ [NAME, TITLE]	By: __________________________________ [NAME]

Attachments:	Performance Goals and Actual Awards, Restricted Stock Unit Award Agreement and 2008 Equity Incentive Plan

Attachment I

PERFORMANCE GOALS AND ACTUAL AWARDS

PERFORMANCE GOALS AND ACTUAL AWARDS

The following terms apply to the Restricted Stock Unit Award with time and performance-based vesting granted to you on [____].

Net Income Goal:  The net income goal referenced in the “Determination of Actual Award” section of your Grant Notice is measured on a cumulative basis for the two-year period consisting of the  [____] and [____] fiscal years.  This net income goal is [____] which is equal to [____] of the Company’s budgeted net income for the[____] fiscal year.

TSR Goal:  The TSR goal referenced in the “Determination of Actual Award” section of your Grant Notice is measured over the three-year period consisting of the [____], [____] and [____] fiscal years.  This TSR goal is to equal or exceed the TSR of the Russell 3000 index during such three-year period.

Actual Award:  Your Actual Award will be equal to a percentage of the Target Award specified in your Grant Notice, which will be determined by the level of achievement by the Company of the net income goal and TSR goal, as set forth below:

Net Income		Actual Award (Percentage of Target Award )
Actual Net Income (in millions)	Percentage of Net Income Goal	If TSR Equals or Exceeds Index	If TSR is Less than Index

Attachment II

RESTRICTED STOCK UNIT AWARD AGREEMENT

URS Corporation
2008 Equity Incentive Plan

Restricted Stock Unit Award Agreement

Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (collectively, the “Award”) and in consideration of your past services, URS Corporation (the “Company”) has awarded you under its 2008 Equity Incentive Plan (the “Plan”) rights to receive the number of shares of the Company’s Common Stock (the “Common Stock”) as indicated in the Grant Notice (“Units”).  This Restricted Stock Unit Award Agreement shall be deemed to be agreed to by the Company and you upon your execution of the Grant Notice to which it is attached.  Except where indicated otherwise, defined terms not explicitly defined in this Restricted Stock Unit Award Agreement or the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. Vesting and Issuance.

(a) Subject to the limitations contained herein, your Units shall vest as provided in your Grant Notice, and any portion of your Award that does not vest due to either the termination of your Continuous Service or the failure to satisfy a Performance Goal shall be canceled.  If the Company does not meet the Performance Goal for the applicable Performance Period immediately preceding a vesting date, then the portions of any and all Units subject to time-and-performance-based vesting held by you otherwise scheduled to vest on such vesting date, including but not limited to such portion of this Award, shall be cancelled in accordance with the terms and conditions set forth in the relevant Award and the Plan; provided, however, that, for purposes of calculating whether the Performance Goal for a specific Performance Period has been satisfied, any reversal of accrued compensation charges under generally accepted accounting principles for the relevant Performance Period as a result of the cancellation of any unvested stock awards due to the Company’s failure to meet the Performance Goal for that Performance Period shall be disregarded.  Notwithstanding the foregoing, any unvested Units subject to your Target Award shall become vested in their entirety either (i) in the circumstances providing for accelerated vesting under the terms of your written Employment Agreement with URS Corporation, if any, as it may be amended from time to time (the “Employment Agreement”), while your Employment Agreement is in effect, or (ii) in the circumstances provided in Section 14(c) of the Plan occurring after the Date of Grant.

(b) Subject to Section 11 below, as your Units vest, your vested Units shall be converted into shares of Common Stock and the Company shall issue to you appropriate evidence representing such shares, either in the form of one or more stock certificates or as uncertificated shares in electronic form, or in any combination of the foregoing, on the applicable vesting date(s).  However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

2. Number of Shares.  The number of shares of Common Stock underlying the Units may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

3. Payment.  This Award was granted in consideration of your past services to the Company and its Affiliates.  Subject to Section 11 below, you will not be required to make any payment to the Company with respect to your receipt of the Award, vesting of the Units or the delivery of the shares of Common Stock underlying the Units.

4. Dividends.  You will be entitled to receive any dividends and other distributions paid with respect to a corresponding number of shares subject to your Award; provided, however, that:

(i)           if any such dividends or distributions are paid in shares, the Fair Market Value of such shares will be converted into additional shares covered by the Award;

(ii)           if any such dividends or distributions are paid in cash, you will have the right to elect to receive, upon vesting and issuance of the corresponding number of shares subject to your Award, the amount of such dividends or distributions (without any accrued interest) in the form of either cash or shares of Common Stock, provided that (A) you notify the Company in writing of your election at least ten (10) days prior to the applicable vesting date, (B) if the Company does not receive any such notice of your election prior to such ten (10)-day period, you will be deemed to have elected to receive the amount of such dividends or distributions in the form of cash, and (C) if you elect to receive the amount of such dividends or distributions in the form of shares of Common Stock, the number of shares issuable to you in respect of such dividends or distributions will be equal to the amount of such dividends or distributions divided by the Fair Market Value of the Common Stock on the date of issuance (rounded down to the nearest whole share); and

(iii)           any such dividends or distributions will be withheld unless and until the underlying shares vest and will be subject to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery (subject to the preceding clause (ii)) as apply to the Units and shares of Common Stock subject to your Award.

5. Securities Law Compliance.  You will not be issued any shares of Common Stock in respect of your vested Units unless either (a) such shares are then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive shares of Common Stock in respect of your vested Units if the Company determines that such receipt would not be in material compliance with such laws and regulations.

6. Transfer Restrictions.  Prior to the time that they have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares of Common Stock underlying your Units.  For example, you may not use shares that may be issued in respect of your Units as security for a loan.  This restriction on transfer will lapse upon delivery to you of shares of Common Stock in respect of your vested Units.  Your Award is not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock in respect of vested Units pursuant to this Restricted Stock Unit Award Agreement.

7. Termination of Continuous Service.

(a) Except as may be provided in your Employment Agreement and subject to Section 1 hereof, in the event your Continuous Service terminates for reasons other than your death or Disability (as that term is defined in your Employment Agreement or the Plan, as applicable), you will be credited with the vesting that has accrued under your Award as of the date of your termination of Continuous Service.  Except as may be provided in your Employment Agreement and subject to Section 1 hereof, you will accrue no additional vesting of your Award following your termination of Continuous Service.  To the extent your Award is not vested on the date of your termination, it shall automatically lapse on such date.

(b) In the event your Continuous Service terminates due to your death, any unvested Units subject to your Target Award automatically shall become vested in full as of the date of your death and your rights to receive any shares of Common Stock in respect of all Units vested under the Award as of such date shall pass by will or the laws of descent and distribution; provided, however, that you may designate a beneficiary to receive the shares of Common Stock underlying vested Units as set forth in Section 6 hereof.  Your Award shall automatically lapse following such vesting and issuance of such shares of Common Stock.

(c) In the event your Continuous Service terminates due to your Disability (as that term is defined in your Employment Agreement or the Plan, as applicable), any unvested Units subject to your Target Award automatically shall become vested in full as of the date of your termination of Continuous Service and you shall receive any shares of Common Stock in respect of all Units vested under the Award as of such date.  Your Award shall automatically lapse following such vesting and issuance of such shares of Common Stock.

8. Restrictive Legends.  The shares of Common Stock issued in respect of your vested Units shall be endorsed with appropriate legends determined by the Company as applicable.

9. Award not a Service Contract.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to (i) alter the terms of your Employment Agreement or (ii) create in any way whatsoever any obligation on your part to continue in the employ of the Company or any Affiliate thereof, or on the part of the Company or any Affiliate thereof to continue your employment or service.  In addition, nothing in your Award shall obligate the Company or any Affiliate thereof, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or any Affiliate thereof.

10. Unsecured Obligation.  Your Award is unfunded, and even as a holder of vested Units subject to your Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to distribute shares pursuant to Section 6 hereof.  You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common

Stock is issued to you.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11. Withholding Obligations.

(a) At the time you receive a distribution of shares of Common Stock in respect of vested Units pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate thereof, if any, which arise in connection with such distribution.  Such withholding obligations may be satisfied by your relinquishment of your right to receive a portion of the shares otherwise issuable to you in respect of vested Units pursuant to the Award; provided, however, that you shall not be authorized to relinquish your right to shares with a fair market value in excess of the amount required to satisfy the minimum amount of tax required to be withheld by law.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to deliver to you any stock certificates or uncertificated shares in respect of your vested Units.

12. Notices.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13. Miscellaneous.

(a)   The rights and obligations of the Company with respect to your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

14. Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

Attachment III

2008 EQUITY INCENTIVE PLAN